Exhibit 10.30

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETED ASTERISKS [***], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULES TO THE CREDIT AGREEMENT, DATED NOVEMBER 18, 2015, AMONG THE INVENTURE FOODS, INC., BSP AGENCY, LLC, AND THE OTHER LENDERS AND BORROWERS PARTY THERETO

Schedule A-1

Agent’s Account

U.S. Bank National Association
Inventure Foods, Inc.
Administration Details

Contacts:

Administrative

[***]

Phone: [***]

[***]

[***]

Phone: [***]

[***]

Account Management

[***]

Phone: [***]

[***]

[***]

Phone: [***]

[***]

Wire/ACH Instructions:
Bank:	US Bank NA
ABA:	[***]
Account Name:	Corporate Trust Agency Services
DDA:	[***]
Reference:	See below
F/F/C:	Inventure Foods, Inc. Agency
[***]

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule A-2

Authorized Persons

1.              Terry McDaniel

2.              Steve Weinberger

3.              Tara Kreizenbeck

Schedule C-1

Commitments

Lender	Term Commitment
Providence Debt Fund III L.P.	$55,587,000
PECM Strategic Funding LP	$19,121,000
Benefit Street Partners Capital Opportunity Fund SPV LLC	$4,632,000
Benefit Street Partners SMA-C LP	$4,660,000
Griffin-Benefit Street Partners BDC Corp.	$1,000,000
TOTAL:	$85,000,000

Schedule D-1

Designated Account

Account Name:  Inventure Foods Inc

Email Contact:  [***]

Account #:  [***]

Routing - ABA #:  [***]

SWIFT:  [***]

Bank Name:  U.S. Bank National Association

Bank Address:  101 N First Avenue, Phoenix AZ  85003

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule E-1

Location of Inventory

(a)           Owned properties containing inventory

	Entity of Record	Address
1.	La Cometa Properties, Inc.	3500 S. La Cometa Drive Goodyear, AZ 85338
2.	Fresh Frozen Foods, Inc.	1814 Washington Street Jefferson, GA 30549
3.	Fresh Frozen Foods, Inc.	600 Cassidy Road Thomasville, GA 31792
4.	La Cometa Properties, Inc.	705 W. Dustman Road Bluffton, IN 46714

(b)           Leased properties containing inventory

	Tenant	Address
1.	Inventure Foods, Inc.	5415 E. High Street, Suite 350 Phoenix, AZ 85054
2.	Inventure Foods, Inc.	2994 82nd Avenue NE Salem, OR 97305
3.	Inventure Foods Inc.	Leased Agricultural Property - Approximately 42 acres of land situated in Whatcom County, WA
4.	Rader Farms, Inc.	Leased Agricultural Property - Approximately 102.6 acres of land situated at 6757 Nooksack Road, Everson, Whatcom County, WA
5.	Rader Farms, Inc.	Leased Agricultural Property - Approximately 696 acres of land situated in Whatcom County, WA
6.	Inventure Foods, Inc.	1955 W. Lancaster Street I Bluffton, IN 46714
7.	Inventure Foods, Inc.	101 N. 104th Avenue Tolleson, AZ 85353
8.	Inventure Foods, Inc.	3001 N. 9th Avenue Pensacola, FL 32503
9.	Rader Farms, Inc.	500 Orchard Drive Bellingham, WA 98226
10.	Willamette Valley Fruit Company	1440 Salem Industrial Drive NE Salem, OR 97301

(c)           Inventory stored pursuant to bailment, etc.

	Inventure Foods Entity	Address of Storage Facility
1.	Inventure Foods, Inc.	2120 E Washington Boulevard Suite B Fort Wayne, IN 46803
2.	Inventure Foods, Inc.	1025 Osage Street Fort Wayne, IN 46808
3.	Inventure Foods, Inc.	1150 North Main Street Bluffton, IN 46714
4.	Inventure Foods, Inc.	1126 Raymond Bland Road Glennville, GA 30427
5.	Willamette Valley Fruit Company	4735 Brooklake Road NE Salem, OR 97305
6.	Willamette Valley Fruit Company	4095 Portland Road NE Salem, OR 97301
7.	Willamette Valley Fruit Company	1440 Silverton Road Woodburn, OR 97071
8.	Willamette Valley Fruit Company	1440 Salem Industrial Drive NE Salem, OR 97301
9.	Willamette Valley Fruit Company	17400 NE Sacramento Street Portland, OR 97230
10.	Willamette Valley Fruit Company	4124 24th Avenue Forest Grove, OR 97116
11.	Willamette Valley Fruit Company	19450 NE San Rafael Street Portland, OR 97230
12.	Willamette Valley Fruit Company	3815 Marion Street SE Albany, OR 97322
13.	Willamette Valley Fruit Company	310 S Seneca Road Eugene, OR 97402
14.	Inventure Foods, Inc.	690 Heinberg Street Pensacola, FL 32502
15.	Rader Farms, Inc.	2201 North Wind Parkway Hobart, IN 46342
16.	Rader Farms, Inc.	600 Orchard Drive Bellingham, WA 98225
17.	Rader Farms, Inc.	3001 Athens Highway, Gainesville, GA 30507
18.	Rader Farms, Inc.	4735 Brooklake Road NE Salem, OR 97305
19.	Rader Farms, Inc.	31785 Marshall Road, R R #5 Abbotsford, BC V2T 5Z8
20.	Rader Farms, Inc.	406 2nd Street, P.O. Box 709 Lynden, WA 98264
21.	Rader Farms, Inc.	11850 Center Road San Antonio, TX 78223
22.	Fresh Frozen Foods, Inc.	3001 Athens Highway, Gainesville, GA 30507
23.	Fresh Frozen Foods, Inc.	4231 Profit Drive San Antonio, TX 78219
24.	Fresh Frozen Foods, Inc.	121 Roseway Drive Thomasville, GA 31792

	Inventure Foods Entity	Address of Storage Facility
25.	Fresh Frozen Foods, Inc.	1161 Candler Road Gainesville, GA 30507 and 3801 Cornelia Highway Lula, GA 30554
26.	Fresh Frozen Foods, Inc.	200 North FM 509 Harlingen, TX 78550
27.	Rader Farms, Inc.	279 Marquette Drive Bolingbrook, Il 60440
28.	Rader Farms, Inc.	Farmland owned by Ebe Farms located in Whatcom County, Washington, pursuant to that certain Crop Rotation Agreement between Rader Farms, Inc. and Ebe Farms dated February 6, 2013.

Schedule P-1

Permitted Investments

None.

Schedule P-2

Permitted Liens

	Debtor	Jurisdiction	Secured Party	Lien Type	Filing Info	Collateral Description
1.	Inventure Foods, Inc.	Arizona Secretary of State	H&E Equipment Services Inc. 11100 Mead Road, Suite 200 Baton Rouge, LA 70816	Standard	2012-169-0621-0 Filed April 27, 2012	One 2007 Genie GS1930 Scissorlift s/n GS3007B-87906
2.	Inventure Foods, Inc.	Arizona Secretary of State	H&E Equipment Services Inc. 11100 Mead Road, Suite 200 Baton Rouge, LA 70816	Standard	2013-172-5515-8 Filed January 14, 2013	One 2007 Genie GS1930 Scissorlift (GS3007A-91794)
3.	Fresh Frozen Foods, Inc.	Delaware Secretary of State	Wells Fargo Bank, NA 300 Tri-State International, Suite 400 Lincolnshire, IL 60069	Standard	201252823358 Filed June 30, 2015	Nissan forklift SCX30N (1S1-9X0446-449)
4.	Inventure Foods, Inc.	Delaware Secretary of State	Toyota Motor Credit Corporation PO Box 3457 Torrance, CA 90510	Standard	20131214049 Filed March 21, 2013	Toyota forklift model #7FBCU15 (62830), as equipped
5.	Inventure Foods, Inc.	Delaware Secretary of State	Toyota Motor Credit Corporation PO Box 3457 Torrance, CA 90510	Standard	20134385838 Filed November 7, 2013	Toyota forklifts model #7FBEU18 (26111, 26090, 26095, 26098, 26104, 26111, 261180), as equipped
6.	Inventure Foods, Inc.	Delaware Secretary of State	Banc of America Leasing & Capital, LLC 2059 Northlake Parkway, 3rd Floor North Tucker, GA 30084	Standard	20153654067 Filed August 20, 2015	New kettle equipment
7.	Poore Brothers — Bluffton, Inc.	Delaware Secretary of State	Toyota Motor Credit Corporation PO Box 3457 Torrance, CA 90510	Standard	20113598185 Filed September 20, 2011	Toyota lift truck model #SBRU18 (36474), as equipped

8.	Rader Farms, Inc.	Delaware Secretary of State	Farm Credit Leasing Services Corporation 600 Highway 169 South, Suite 300 Minneapolis, MN 55426	Standard	20104258111 Filed on December 3, 2010	New Holland T4050F Tractor 80 PTO (XAJD00519)
9.	Rader Farms, Inc.	Delaware Secretary of State	Farm Credit Leasing Services Corporation 600 Highway 169 South, Suite 300 Minneapolis, MN 55426	Standard	20114266188 Filed on November 4, 2011	2011 Korvan 7420 Blueberry Harvester (542860600075)
10.	Rader Farms, Inc.	Delaware Secretary of State	Farm Credit Leasing Services Corporation 600 Highway 169 South, Suite 300 Minneapolis, MN 55426	Standard	20114284207 Filed on November 7, 2011	2001 John Deere 7930 Tractor Row Crop (1RW7930DH6D036080)
11.	Rader Farms, Inc.	Delaware Secretary of State	Farm Credit Leasing Services Corporation 600 Highway 169 South, Suite 300 Minneapolis, MN 55426	Standard	20114285121 Filed on November 7, 2011	2911 Yanmar T80B Tractor Row Crop (010181)
12.	Rader Farms, Inc.	Delaware Secretary of State	Farm Credit Leasing Services Corporation 600 Highway 169 South, Suite 300 Minneapolis, MN 55426	Standard	20130359977 Filed on January 28, 2013	2012 Oxbo 7420 Blueberry Harvester (542870600111)
13.	Rader Farms, Inc., Willamette Valley Fruit Company	Delaware Secretary of State	Banc of America Leasing & Capital, LLC 2059 Northlake Parkway, 3rd Floor North Tucker, GA 30084	Standard	20143450095 Filed on August 27, 2014	Octofrost, Model 9/2 Tunnel Expansion Project, including all listed equipment, components, and accessories
14.	Rader Farms, Inc., Willamette Valley Fruit Company	Delaware Secretary of State	Banc of America Leasing & Capital, LLC 2059 Northlake Parkway, 3rd Floor North Tucker, GA 30084	Standard	20143450160 Filed on August 27, 2014	Octofrost, Model 9/2 Tunnel Expansion Project, including all listed equipment, components, and accessories

15.	The Inventure Group, Inc.	Delaware Secretary of State	Air Liquide Industrial U.S. LP 1230 W Washington, Suite 212 Tempe, AZ 85281	Standard	20141895390 Filed on May 14, 2014	Floxal membrane unit, membrane skid, sullair compressor, dryer, vaporizer
16.	Inventure Foods, Inc.	Delaware Secretary of State	Tamco Capital Corporation 800 Walnut Street, MAC N0005-044 Des Moines, IA 50309	Standard	20155075212 Filed on November 2, 2015	Telephone equipment and licenses located in Goodyear, AZ and in Phoenix, AZ

Schedule R-1

Real Property Collateral

	Entity of Record	Address	Legal Description
1.	La Cometa Properties, Inc.	3500 S. La Cometa Drive Goodyear, AZ 85338	See Exhibit R-1
2.	Fresh Frozen Foods, Inc.	1814 Washington Street Jefferson, GA 30549	See Exhibit R-2
3.	Fresh Frozen Foods, Inc.	600 Cassidy Road Thomasville, GA 31792	See Exhibit R-3
4.	La Cometa Properties, Inc.	705 W. Dustman Road Bluffton, IN 46714	See Exhibit R-4

Schedule 4.1(b)

Capitalization of Borrowers

(i) Parent Borrower

Type of Equity Interest	Issued & Outstanding (as of November 17, 2015
Preferred Stock, par value $100 per share	None
Common Stock, par value $0.01 per share	19,609,788
Options	645,652
Restricted Stock Units	302,113
Restricted Stock Awards	88,166

(ii) Other Borrowers

Borrower	Type of Equity Interest	Issued & Outstanding
La Cometa Properties, Inc.	Common Stock, no par value	1,000
Poore Brothers – Bluffton, LLC	LLC Interest	N/A
Tejas PB Distributing, Inc.	Common Stock, no par value	1,000
Boulder Natural Foods, Inc.	Common Stock, par value $0.01 per share	1,000
BN Foods, Inc.	Common Stock, no par value	1,000
Rader Farms, Inc.	Common Stock, par value $0.001 per share	1,000
Willamette Valley Fruit Company	Common Stock, par value $0.001 per share	1,000
Fresh Frozen Foods, Inc.	Common Stock, par value $0.001 per share	1,000

Schedule 4.1(c)

Capitalization of Borrowers’ Subsidiaries

Subsidiary	Type of Equity Interest	Authorized	Issued & Outstanding	Interest
La Cometa Properties, Inc.	Common Stock	100,000	1,000	100%
Poore Brothers – Bluffton, LLC	LLC Interest	N/A	N/A	100%
Tejas PB Distributing, Inc.	Common Stock	100,000	1,000	100%
Boulder Natural Foods, Inc.	Common Stock	100,000	1,000	100%
BN Foods, Inc.	Common Stock	1,000	1,000	100%
Rader Farms, Inc.	Common Stock	1,000	1,000	100%
Willamette Valley Fruit Company	Common Stock	1,000	1,000	100%
Fresh Frozen Foods, Inc.	Common Stock	1,000	1,000	100%

Schedule 4.1(d)

Subscriptions, Options, Warrants, Calls

Entity	Type of Security	Issued & Outstanding (as of November 17, 2015)
Inventure Foods, Inc.	Options	645,652
Inventure Foods, Inc.	Restricted Stock Units	302,113

Schedule 4.6

Litigation

None.

Schedule 4.10

Employee Benefits

None

Schedule 4.11

Environmental Matters

None.

Schedule 4.14

Permitted Indebtedness

	Entity	Issuer	Type	Amount Owed	Maturity Date
1.	Inventure Foods, Inc.	Bank of America	Equipment term loan	$1,924,735	December 2020
2.	Rader Farms, Inc.	Bank of America	Equipment term loan	$2,013,436	August 2019
3.	Willamette Valley Fruit Company	Bank of America	Equipment term loan	$1,494,636	August 2019
4.	Rader Farms, Inc.	Great America	Equipment term loan	$13,536	May 2020
5.	Inventure Foods, Inc.	Toyotalift of Arizona	Equipment term loan	$7,824	February 2018
6.	Inventure Foods, Inc.	ShoreTel	Capital lease	$7,360	March 2016

Schedule 4.23

Location of Inventory

(a)           Owned properties containing inventory

	Entity of Record	Address
1.	La Cometa Properties, Inc.	3500 S. La Cometa Drive Goodyear, AZ 85338
2.	Fresh Frozen Foods, Inc.	1814 Washington Street Jefferson, GA 30549
3.	Fresh Frozen Foods, Inc.	600 Cassidy Road Thomasville, GA 31792
4.	La Cometa Properties, Inc.	705 W. Dustman Road Bluffton, IN 46714

(b)           Leased properties containing inventory

	Tenant	Address
1.	Inventure Foods, Inc.	5415 E. High Street, Suite 350 Phoenix, AZ 85054
2.	Inventure Foods, Inc.	2994 82nd Avenue NE Salem, OR 97305
3.	Inventure Foods Inc.	Leased Agricultural Property - Approximately 42 acres of land situated in Whatcom County, WA
4.	Rader Farms, Inc.	Leased Agricultural Property - Approximately 102.6 acres of land situated at 6757 Nooksack Road, Everson, Whatcom County, WA
5.	Rader Farms, Inc.	Leased Agricultural Property - Approximately 696 acres of land situated in Whatcom County, WA
6.	Inventure Foods, Inc.	1955 W. Lancaster Street I Bluffton, IN 46714
7.	Inventure Foods, Inc.	101 N. 104th Avenue Tolleson, AZ 85353
8.	Inventure Foods, Inc.	3001 N. 9th Avenue Pensacola, FL 32503
9.	Rader Farms, Inc.	500 Orchard Drive Bellingham, WA 98226
10.	Willamette Valley Fruit Company	1440 Salem Industrial Drive NE Salem, OR 97301

(c)           Inventory stored pursuant to bailment, etc.

	Inventure Foods Entity	Address of Storage Facility
1.	Inventure Foods, Inc.	2120 E Washington Boulevard Suite B Fort Wayne, IN 46803
2.	Inventure Foods, Inc.	1025 Osage Street Fort Wayne, IN 46808
3.	Inventure Foods, Inc.	1150 North Main Street Bluffton, IN 46714
4.	Inventure Foods, Inc.	1126 Raymond Bland Road Glennville, GA 30427
5.	Willamette Valley Fruit Company	4735 Brooklake Road NE Salem, OR 97305
6.	Willamette Valley Fruit Company	4095 Portland Road NE Salem, OR 97301
7.	Willamette Valley Fruit Company	1440 Silverton Road Woodburn, OR 97071
8.	Willamette Valley Fruit Company	1440 Salem Industrial Drive NE Salem, OR 97301
9.	Willamette Valley Fruit Company	17400 NE Sacramento Street Portland, OR 97230
10.	Willamette Valley Fruit Company	4124 24th Avenue Forest Grove, OR 97116
11.	Willamette Valley Fruit Company	19450 NE San Rafael Street Portland, OR 97230
12.	Willamette Valley Fruit Company	3815 Marion Street SE Albany, OR 97322
13.	Willamette Valley Fruit Company	310 S Seneca Road Eugene, OR 97402
14.	Inventure Foods, Inc.	690 Heinberg Street Pensacola, FL 32502
15.	Rader Farms, Inc.	2201 North Wind Parkway Hobart, IN 46342
16.	Rader Farms, Inc.	600 Orchard Drive Bellingham, WA 98225
17.	Rader Farms, Inc.	3001 Athens Highway, Gainesville, GA 30507
18.	Rader Farms, Inc.	4735 Brooklake Road NE Salem, OR 97305
19.	Rader Farms, Inc.	31785 Marshall Road, R R #5 Abbotsford, BC V2T 5Z8
20.	Rader Farms, Inc.	406 2nd Street, P.O. Box 709 Lynden, WA 98264
21.	Rader Farms, Inc.	11850 Center Road San Antonio, TX 78223
22.	Fresh Frozen Foods, Inc.	3001 Athens Highway, Gainesville, GA 30507
23.	Fresh Frozen Foods, Inc.	4231 Profit Drive San Antonio, TX 78219
24.	Fresh Frozen Foods, Inc.	121 Roseway Drive Thomasville, GA 31792

	Inventure Foods Entity	Address of Storage Facility
25.	Fresh Frozen Foods, Inc.	1161 Candler Road Gainesville, GA 30507 and 3801 Cornelia Highway Lula, GA 30554
26.	Fresh Frozen Foods, Inc.	200 North FM 509 Harlingen, TX 78550
27.	Rader Farms, Inc.	279 Marquette Drive Bolingbrook, Il 60440
28.	Rader Farms, Inc.	Farmland owned by Ebe Farms located in Whatcom County, Washington, pursuant to that certain Crop Rotation Agreement between Rader Farms, Inc. and Ebe Farms dated February 6, 2013.

Schedule 4.26

Material Contracts

(a)                                 Agreements over $10,000,000

1.                                       None.

(b)                                 Food product grower arrangements

1.                                      None.

(c)                                  License agreements

1.                                      License Agreement, effective March 31, 2014, between the Parent Borrower and TGI Friday’s of Minnesota, Inc.

2.                                      License Agreement, effective January 5, 2011, by and between the Parent Borrower and Nathan’s Famous Systems, Inc.

3.                                      License Agreement, effective June 28, 2012, by and between the Parent Borrower and Vidalia Brands, Inc.

4.                                      Trademark Licensing, Supply and Distribution Agreement, effective November 30, 2013, by and between the Parent Borrower and Seattle’s Best Coffee, LLC.

5.                                      Product License Agreement, effective July 23, 2009, between Parent Borrower and Jamba Juice Company.

6.                                      Intellectual Property Agreement, dated August 24, 2006, between Parent Borrower and Miles Willard Technologies, LLP.

(d)                                 All other agreements

1.                                      Agricultural Ground Lease, dated as of May 17, 2007, by and among Lyle Rader, Sue Rader, Brad Rader, Julie Newell and Rader Farms Acquisition Corp., as amended by that certain Lease Extension Agreement, dated as of October 12, 2012, by and between the Parent Borrower’s subsidiary Rader Farms, Inc. as lessee, and Uptrail Group I, LLC, Uptrail Group II, LLC and Uptrail Group III, LLC, collectively as lessor.

Schedule 5.1

Financial Statements, Reports, Certificates

Deliver to Agent (and if so requested by Agent, with copies for each Lender) each of the financial statements, reports, or other items set forth below at the following times in form satisfactory to Agent:

if an Event of Default has occurred and is continuing, as soon as available, but in any event within 30 days (45 days in the case of a month that is the end of one of Parent Borrower’s fiscal quarters) after the end of each month during each of Borrower’s fiscal years,

(a)           an unaudited consolidated and consolidating balance sheet, income statement, statement of cash flow and statement of shareholder’s equity covering Parent Borrower’s and its Subsidiaries’ operations during such period and compared to the prior period and plan, together with a corresponding discussion and analysis of results from management,

(b)           a Compliance Certificate along with the underlying calculations, including the calculations to arrive at EBITDA to the extent applicable,

(c)           a calculation of the Fixed Charge Coverage Ratio and the Total Leverage Ratio that is required to be delivered under the Agreement, and

(d)           any compliance certificate delivered under the ABL Credit Agreement.

as soon as available, but in any event within 45 days after the end of each quarter during each of Borrower’s fiscal years,

(e)           an unaudited consolidated and consolidating balance sheet, income statement, statement of cash flow and statement of shareholder’s equity covering Parent Borrower’s and its Subsidiaries’ operations during such period and compared to the prior period and plan, prepared in accordance with GAAP as well as on an internally-determined “mark-to-market” basis, together with a corresponding discussion and analysis of results from management,

(f)            a Compliance Certificate along with the underlying calculations, including the calculations to arrive at EBITDA to the extent applicable,

(g)           a calculation of the Fixed Charge Coverage Ratio and Total Leverage Ratio that is required to be delivered under the Agreement,

(h)           a certification of compliance with all applicable United States Department of Agriculture and the Food and Drug Administration rules and policies and rules and policies of any other Governmental Authority relating to Food Security Laws, including, if requested by Agent, a third-party expert certification audit or Food and Drug Administration inspection of the Loan Parties quality system, and

(i)            any compliance certificate delivered under the ABL Credit Agreement.

as soon as available, but in any event within 90 days after the end of each of Parent Borrower’s fiscal years,

(j)            consolidated and consolidating financial statements of Parent Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications (including any (A) “going concern” or like qualification or exception, (B) qualification or exception as to the scope of such audit, or (C) qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with Article 7 of the Agreement (other than any qualification or exception attributable solely to the occurrence of the stated maturity of any Revolving Loans within 12 months after the date of such opinion)), by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, statement of cash flow, and statement of shareholder’s equity, and, if prepared, such accountants’ letter to management), as well as on an internally-determined “mark-to-market” basis,

(k)           a Compliance Certificate along with the underlying calculations, including the calculations to arrive at EBITDA to the extent applicable,

(l)            a calculation of the Fixed Charge Coverage Ratio and Total Leverage

Ratio that is required to be delivered under the Agreement, and

(m)          any compliance certificate delivered under the ABL Credit Agreement.

as soon as available, but in any event within 15 days after the start of each of Parent Borrower’s fiscal years,

(n)           copies of Parent Borrower’s Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Agent, exercising reasonable (from the perspective of a secured term-based lender) business judgment, for the forthcoming 3 years, certified by the chief financial officer of Parent Borrower as being such officer’s good faith estimate of the financial performance of Parent Borrower during the period covered thereby.

if and when filed by Parent Borrower,

(o)           Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports (if any when requested by Agent),

(p)           any other filings made by Parent Borrower with the SEC, and

(q)           any other information that is provided by Parent Borrower to its shareholders generally.

promptly, but in any event within 5 days after Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default,	(r) notice of such event or condition and a statement of the curative action that Borrower proposes to take with respect thereto.

promptly after the commencement thereof, but in any event within 5 days after the service of process with respect thereto on Parent Borrower or any of its Subsidiaries,

(s)            notice of all actions, suits, or proceedings brought by or against Parent Borrower or any of its Subsidiaries before any Governmental Authority which reasonably could be expected to result in a Material Adverse Effect.

upon the request of Agent,	(t) any other information reasonably requested relating to the financial condition of Parent Borrower or its Subsidiaries.

Schedule 5.2

Collateral Reporting

Provide Agent (and if so requested by Agent, with copies for each Lender) with copies of all documents provided to the ABL Agent under Schedule 5.2 of the ABL Credit Agreement at the times as set forth in the ABL Credit Agreement.

Schedule 5.12

With respect to each Mortgage required to be delivered pursuant to Section 5.12 , Schedule 3.1 or Schedule 3.6 of the Agreement, the Agent shall be entitled to receive:

(i)         Title Insurance.  The Agent shall have received a marked-up commitment for an ALTA mortgagee title insurance policy, insuring the first priority Lien of the Agent, for the benefit of the Secured Parties, and showing no Liens prior to such Liens other than for ad valorem taxes not yet due and payable, with title insurance companies acceptable to the Agent, on each property subject to a Mortgage. In connection with the foregoing,  Borrowers shall provide or obtain any customary affidavits and indemnities as may be required or necessary to obtain title insurance satisfactory to the Agent.

(ii)        Title  Exceptions.    The  Agent  shall  have  received  copies  of  all  recorded documents creating exceptions to the title policy referred to in clause (i) above.

(iii)       Matters Relating to Flood Hazard Properties.  With respect to each parcel of real property subject to a Mortgage, the Agent shall have received (A) a “life of loan” flood hazard certification from the National Research Center, or any successor agency thereto and, (B) if such parcel of real property is located in a special flood hazard area:

(I)         notices to (and confirmation of receipt by) the Borrower as to the existence of a special flood hazard and, if applicable, the unavailability of flood hazard insurance under the National Flood Insurance Program because the community does not participate in the National Flood Insurance Program; and

(II)       to the extent flood hazard insurance is available in the community in which the real property is located, a copy of one of the following: (w) the flood hazard insurance policy, (x) the Borrower’s application for a flood hazard insurance policy, together with proof of payment of the premium associated therewith, (y) a declaration page confirming that flood hazard insurance has been issued to the Borrower or (z) such other evidence of flood hazard insurance satisfactory to the Agent.

(iv)       Surveys.  The Agent shall have received copies of current as-built ALTA/ACSM Land Title surveys certified to the Agent of each parcel of real property subject to a Mortgage certified as of a recent date by a registered engineer or land surveyor; provided the Agent may accept an older survey or other documentation so long as it is sufficient to remove the survey exception in the title policy and to receive a same as survey title endorsement.  Each such survey shall be accompanied by an affidavit of an authorized signatory of the owner of such property stating that there have been no improvements or encroachments to the property since the date of the respective survey such that the existing survey is no longer accurate.  Such survey shall show the area of  such property, all boundaries of  the  land with courses and distances indicated, including chord bearings and arc and chord distances for all curves, and shall show dimensions and locations of all easements, private drives, roadways, and other facts materially affecting such property, and shall show such other details as the Agent may reasonably request, including, without limitation, any encroachment (and the extent thereof in feet and inches) onto the property or by any of the improvements on the property upon adjoining land or upon any easement burdening the property; any improvements, to the extent constructed, and the relation of the improvements by distances to the boundaries of the property, to any easements burdening the property, and to the established building lines and the street lines; and if improvements are existing, (A) a statement of the number of each type of parking space required by Applicable Laws, ordinances, orders, rules, regulations, restrictive covenants and easements affecting the improvement, and the number of each such type of parking space provided, and (B) the locations of all utilities serving the improvement.

(v)        Environmental Assessments.   The Agent shall have received, from a national firm acceptable to Agent, a current Phase I environmental assessment prepared in accordance with ASTM Standard No. 1527-13 certified to the Agent and such other environmental reports reasonably requested by the Agent regarding each parcel of real property subject to a Mortgage by an environmental engineering firm acceptable to the Agent showing no material environmental conditions in violation of Environmental Laws or liabilities under Environmental Laws; provided that any “Recognized Environmental Concerns” (as defined in American Society for Testing and Materials Standard E 1527-05, to include “the presence or likely presence of any hazardous substances or petroleum products on a property under conditions that indicate an existing release, a past release, or a material threat of a release of hazardous substances or petroleum products into structures on the property or into the ground, ground water, or surface water of the property, excluding de minimis conditions”) identified in such reports and all other compliance issues will be addressed promptly to the satisfaction of Agent.

(vi)       Opinions. The Agent shall have received opinions of (i) DLA Piper LLP (US) or other counsel reasonably acceptable to the Agent as to certain corporate formalities of the Mortgages and (ii) local counsel for the Loan Parties in each state in which each parcel of real property subject to a Mortgage is located with respect to the enforceability of the Mortgage to be recorded in such State in form and substance and from counsel reasonably satisfactory to the Agent.

(vii)     Other Real Property Information.  The Agent shall have received such other certificates, documents and information as are reasonably requested by the Lenders, including, without limitation, landlord agreements/waivers, engineering and structural reports, permanent certificates of occupancy and evidence of zoning compliance, each in form and substance satisfactory to the Agent.

(viii)     Payment of Title Premiums, Taxes, Etc.. The Agent shall have received evidence that the Borrowers have paid in full all title premiums, survey costs, environmental report costs, recording taxes, intangibles taxes, document stamp fees and other costs and expenses associated with the Mortgages and the other documentation required to be executed or delivered pursuant to this Schedule 5.12.

Schedule 6.5

Nature of Business

Parent Borrower is a leading marketer and manufacturer of healthy/natural and indulgent specialty snack food brands. We operate in two segments: (1) frozen products and (2) snack products. The frozen products segment includes frozen fruits, vegetables, beverages, blends, and frozen desserts for sale primarily to groceries, club stores and mass merchandisers. All products sold under our frozen products segment are considered part of the healthy/natural food category. The snack products segment includes potato chips, kettle chips, potato crisps, potato skins, pellet snacks, sheeted dough products, cereal, popcorn, and extruded products for sale primarily to snack food distributors and retailers. The products sold under our snack products segment includes products considered part of the indulgent specialty snack food category, as well as products considered part of the healthy/natural food category. We also manufacture private label snacks for certain grocery retail chains and co-pack products for other snack and cereal manufacturers.

Schedule 8.13

The Borrowers shall satisfy each of the following requirements on or prior to the date set forth herein, in each case in form an substance satisfactory to the Lender Group:

(a)         Within 60 days after the Closing Date (or such longer period as the Agent may determine in its sole discretion), Agent shall have received a first priority Mortgage (subject to the Permitted Liens) and all items required by Schedule 5.12 with respect to each leasehold interest in Real Property leased by the Borrowers as of the Closing Date;

(b)         Within 60 days after the Closing Date (or such longer period as the Agent may determine in its sole discretion), Agent shall have received all items required by Schedule 5.12 with respect to all fee interests in Real Property owned by Borrowers as of the Closing Date;

(c)         Within 60 days after the Closing Date (or such longer period as the Agent may determine in its sole discretion), Agent shall have received all amendments, as necessary, to those Mortgages delivered pursuant to Schedule 3.1(d)(xv), to record any changes resulting from the items delivered pursuant to clause (b) above;

(d)        Within 10 days of the Closing Date (or such longer period as the Agent may determine in its sole discretion), Agent shall have received all Mortgages that were not delivered as required pursuant to Schedule 3.1(d)(xv);

(e)         Within 45 days after the Closing Date (or such longer period as the Agent may determine in its sole discretion), Agent shall have received original certificates of title for all motor vehicles set forth on Schedule 12 to the Guaranty and Security Agreement;

(f)              Within 90 days after the Closing Date (or such longer period as the Agent may determine in its sole discretion), with respect to any Material Contract, Borrowers shall use best efforts to deliver to Agent all consents and approvals necessary in order to give effect to the terms and conditions of the Agreement and Loan Documents including the granting to the Lenders of a security interest therein; and

(g)              Within 90 days after the Closing Date (or such longer period as the Agent may determine in its sole discretion), the Loan Parties shall use commercially reasonable efforts to deliver to Agent (i) Collateral Access Agreements for each of the properties identified under the heading (b) on Schedule 4.23 of the Agreement and (ii) bailee waivers for each of the properties identified under the heading (c) on Schedule 4.23 of the Agreement, in each case, duly executed and delivered by each party thereto.